EXHIBIT 10.1

GOLDEN SPIRIT ENTERPRISES LTD.
(the “Company”)

Officer and Director Resignation

I hereby resign as Director and Officer of the Company effective immediately.

Dated:  June 24, 2011

/s/: Matt Kelly

Matt Kelly